UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2016

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (646) 895-7182

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to an agreement dated December 30, 2016, the Company, through its wholly-owned subsidiary Fulland Limited, sold the stock of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”), to Wang Jiahong for a sales price of RMB48 million (approximately $6.9 million). The Company’s wind power equipment business was conducted through Fulland Wind. The purchase price is payable in three installments. The first installment of RMB 14,400,000 (approximately $2.1 million), which was payable three days after the contract is in force, has been paid. A second installment of RMB 14,400,000 (approximately $2.1 million) is due within six months after the transfer registration formalities are completed and, if the equity transfer registration formalities are completed within one year without any third party claims on the equity transfer, a final payment of RMB 19,200,000 (approximately $2.7 million) is due 25 working days after the expiration of such period.

Contemporaneously with the sale of the Fulland Wind stock, Wuxi Huayang Heavy Industry Co., Ltd. (“Heavy Industry”), entered into a lease with Wang Jiahong for a factory building owned by Heavy Industry at an annual rental of RMB 680,566 (approximately $98,000). The lease has a ten-year term, commencing January 1, 2017. The first year’s rent is payable in two installments, the first installment, equal to 30% of the annual rental, being due on signing the lease, has been paid. The balance is due before the end of 2017. Heavy Industries is a variable interest entity owned by the Company’s chief executive officer and his wife and whose financial statements are included in the Company’s consolidated financial statements.

Fulland Wind owns assets related to manufacturing of rolled rings and related products. The identifiable long-lived tangible assets allocated to the forged rolled rings and related components were valued at $0 at September 30, 2016 and $14,212,045 at December 31, 2015. The identifiable long-lived assets that had been allocated to the forged rolled rings and related equipment segment at December 31, 2015 had been allocated at September 30, 2016 to the dyeing and finishing equipment segment to the extent that the assets could be used by that segment and the balance to equipment held for sale.

The sale of Fulland Wind followed declining sales of forged rolled rings and related components, which were approximately $32,000 for the three months ended September 30, 2016 and $437,000 for the nine months ended September 30, 2016. The net loss allocated to this segment was approximately $113,000 for the three months ended September 30, 2016 and approximately $1.5 million for the nine months ended September 30, 2016. As a result of the sale of Fulland Wind, the Company will reflect the operations of the rolled rings and related products segment as a discontinued operation in its financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	English translation of agreement dated December 30, 2016 between the Company and Wang Jiahong.

99.2	English translation of lease dated December 30, 2016 between Wuxi Huayang Heavy Industry Co., Ltd. and Wang Jiahong

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

3